UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2017

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Company Introduces New Super-Duty Flash Bang and Throwaway Pepper Spray Grenades

SARNIA, Ontario, October 24, 2017 Lamperd Less Lethal, Inc. (OTC PINK: LLLI), an innovation leader and manufacturer of advanced security solutions, has filled the first of ongoing product orders under a new, exclusive agreement with the Canadian Tactical Officers Association (CTOA). This first order was used last week for a CTOA conference and training course in Brockville, Ontario at the extensive Reticle Range and Training facility. Police and other law enforcement personnel from many different agencies were in attendance to train on some of the newest equipment and tactics. Lamperd's latest distraction device grenades were showcased as well as munitions including Safety SOC, WASP and distraction types as well as information on Lamperd 37mm & 40mm rounds.

Lamperd Less Lethal was represented by Defense Optics Group, one of our most important distributors. At the conference attendees were given live fire introductions to new Lamperd products including the company's Super-Duty Flash Bang Grenade which produces heavy concussion, a brilliant flash and a very loud report to cause extreme disorientation. Officers were very impressed with the features of this new device such as its non-rolling design to ensure it stays where it lands, thereby minimizing collateral issues or potential fire hazards. The Lamperd Super-Duty Flash Bang was considered the most useful and formidable distraction device available.

Another new product presented was the Lamperd Throwaway Pepper Spray Grenade which is made only of lightweight plastic and aluminum, leaving no significant debris after detonation to be used against officers as a weapon of opportunity. This version is a hand-thrown device, not requiring a launcher and is fully disposable to provide a lower cost per unit. Overall, the CTOA training event was extremely successful and Lamperd is expecting increasing product orders as a result.

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company sells over 300 different products including small & large caliber projectile guns, flash grenades, pepper spray grenades, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

Safe Harbor for Forward-Looking Statements:

This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

www.lamperdlesslethal.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: October 24, 2017	By:	/s/ Barry Lamperd
Barry Lamperd
President

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